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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-49363, 333-47760, 333-54060, 333-54062, 333-53982, 333-65694, and 333-66650 of
Global Sports, Inc. on Forms S-8 of our report dated March 29, 2002, appearing in the Annual Report on Form 10-K of Global Sports, Inc. for the year ended December 29, 2001.


/s/ Dellote & Touche LLP

Philadelphia, Pennsylvania

April 3, 2002